deed OF pledge

ENERGIA ANDINA SANTANDER RESOURCES COÖPERATIEVE U.A.

On this day, the ________________ of two thousand and thirteen, appeared before me, ______________________, Esq., civil law notary officiating at Amsterdam, acting upon a written power of attorney granted by and as such representing:

1.	Colombia Energy Resources, Inc., a corporation organized and existing under the laws of Delaware, United States of America, having its address at One Embarcadero Center, Suite 500, San Francisco, CA 94111, United States of America, registered with the State of Delaware as a corporation ("Pledgor I"); and

2.	Colombia CPF LLC, a limited liability company organized and existing under the laws of Delaware, having its office at One Embarcadero Center, Suite 500, San Francisco, CA 94111, United States, registered with the State of Delaware as a limited liability company ("Pledgor II")

“Pledgor I” and “Pledgor II” collectively referred to as “Pledgors” and each a “Pledgor”;

3.	Energia Andina Santander Resources Coöperatieve U.A, a cooperative under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and address at Prins Bernardplein 200, 1097 JB Amsterdam, the Netherlands and registered with the Chamber of Commerce and Industry of Amsterdam, the Netherlands under number 50655086: (the "Cooperative");

4.	Energia Andina Resources España, S.L., Company Limited, incorporated under Spanish law, deed executed before Notary Isabel Estapé Tous, the February 23, 2011 under number 630 of his protocol. Registered in the RM of Madrid, Tomo: 28777, Book 0, Folio: 29, Section: 8, Page: 518107. The company is established in Madrid 11 Hermosilla street, 4th A. (the “Spanish Company”);

5.	The Law Office of Ronald N. Vance & Associates, P.C., having its address at 1656 Reunion Ave Ste 250, South Jordan, UT 84095, United States of America (the "Pledgee").

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WHEREAS,

(a)	as of the date hereof, the Pledgors collectively own one hundred percent (100%) of the Member Interest of the Cooperative, which in turn owns 100% of the Spanish Company, which in turn owns 100% of Colombia Clean Power SAS, a Colombian company;
(b)	Pledgor I intends to issue from time to time up to five hundred thousand United States Dollar ($500,000) aggregate principal amount of its fifteen percent (15%) secured promissory notes due the 18th day of January two thousand and fourteen (the “Notes”) pursuant to the terms and conditions of the relevant subscription agreements dated January 18, 2013;
(c)	the purchasers of the Notes have required, as a condition to purchasing the Notes, among others, and in order to secure the payment in full of the principal and interest due on the Notes and those additional obligations of the Pledgors set forth in this agreement, that each Pledgor executes and delivers this Pledge Agreement and the Agency Agreement to the Pledgee;
(d)	in order to secure the full payment of certain secured liabilities, each Pledgor has agreed to grant to the Pledgee a security interest in its Membership Interest,
(e)	each Pledgor will benefit from the sale of the Notes, and has agreed to execute and deliver this Pledge Agreement to the Pledgee.

THE PLEDGOR AND THE PLEDGEE HAVE AGREED AS FOLLOWS:

1. DEFINITIONS AND INTERPRETATION.

1.1 Definitions

1.1.1	In this Deed words and expressions defined in the Agency Agreement shall have the same meaning when used in this Deed, unless defined otherwise herein.
1.1.2	In addition the following terms shall have the following meaning:

“Agency Agreement” means the pledge and collateral agency agreement dated as the 18th day of January, 2013 among the Pledgors and the Collateral Agent, as amended or supplemented from time to time;

"Articles of Association" means the articles of association (“statuten”) of the Cooperative as they currently stand and as amended at any time;

“Collateral Agent” means Pledgee acting in its capacity as collateral agent under the Agency Agreement, or any successor thereto appointed pursuant to the terms and conditions of the Agency Agreement;

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"Claims" means any and all of the rights of each of Pledgors in connection with the Memberships, including but not limited to claims in connection to the Member Account and the Member Reserve Account, rights to receive payments from the Cooperative under the Articles of Association (including any Liquidation Payment), whether such rights now exist (“bestaan”), whether the same will be acquired by the Pledgors directly pursuant to a legal relationship now in existence or whether the same will hereafter be acquired otherwise by the Pledgor, whether present or future, whether due and payable and whether actual or contingent, to the extent these rights are capable of being pledged under Netherlands law;

"Deed" means this deed of pledge;

“Finance Documents” means the Notes as issued pursuant to the relevant terms and conditions of the related subscription agreements dated the 18th day of January two thousand and thirteen and the Agency Agreement and such other documents amending or supplementing the foregoing;

“Finance Parties” means the holders of the Notes from time to time, the Collateral Agent and any other person who, from time to time, the Collateral Agent shall have notified the Pledgors as having an interest in the Notes as owner or, and the expression “Finance Party” means any of them individually;

"Liquidation Payment" means a payment of the Liquidation Amount (as such term is defined in the Articles of Association) pursuant to Article 19 paragraph of the Articles of Association;

"Member" means a member (“lid”) of the Cooperative;

"Membership" means the Membership of the Cooperative, including any and all rights, interest and title in and to the Membership Interest;

"Membership Interest" has the meaning ascribed thereto in the Articles of Association;

“Member Account” means collectively, the member reserve accounts opened in the books of the Cooperative in the name of each of the Members to which the net profits shall be attributed in accordance with Article 17 paragraph 5 of the Articles of Association;

“Member Reserve Account” means collectively, the member reserve accounts opened in the books of the Cooperative in the name of each of the Members to which the net profits shall be attributed in accordance with Article 17 paragraph 5 of the Articles of Association;

"Parallel Debt" means a reference to the obligations of the Pledgors towards the Collateral Agent arising under clause 1.4 of this Agreement (Parallel Debt (Covenant to pay the Security Agent)) of this Agreement to pay to the Collateral Agent sums equal to and in the currency of each amount payable from time to time by the Pledgors to each of the Finance Parties (or any one of them) pursuant to the Principal Obligations under the Finance Documents.

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"Principal Obligations" means all present and future obligations owed by any Pledgor to any Finance Party under or in connection with the Finance Documents, other than the obligations pursuant to the Parallel Debt;

"Secured Obligations" means all present and future payment obligations owed to the Pledgee pursuant to the Parallel Debt;

"Security Assets" means the Memberships and the Claims; and

"Voting Rights" means any and all voting rights attaching to the Memberships.

1.2	Interpretation
1.2.1	Continuing Security

Any references made in this Deed to any Finance Document or to any agreement or document (under whatever name), shall, where applicable, be deemed to be references to (i) such Finance Document or such other agreement or documents as the same may have been, or may at any time be, extended, prolonged, amended, restated, supplemented, renewed or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and as facilities and financial services are or may at any time be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder including, without limitation, (a) any increase or reduction in any amount available thereunder or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used, (b) any facility provided in substitution of or in addition to the facilities originally made available thereunder, (c) any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, and (d) any combination of the foregoing and/or (ii) any document designated as Finance Document by the Collateral Agent, and consequently, the rights of pledge created under and pursuant to this Deed and any supplemental deed of pledge will secure any additional amounts which are or may be made available or become payable under the Finance Documents from time to time (including but not limited to an increase of the Notes).

1.2.2	Annex; Clause

Except as otherwise specified, a reference in this Deed to an Annex or a Clause shall be construed as a reference to such Annex to or Clause of this Deed.

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1.3	Unlawful Financial Assistance

No obligations shall be included in the definition of "Secured Obligations" to the extent that, if included, the security interest granted pursuant to this Deed or any part thereof would be void as a result of a violation of the prohibition on financial assistance as contained in Articles 2:98c and 2:207c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the "Prohibition") and all provisions hereof will be construed accordingly. For the avoidance of doubt, this Deed will continue to secure those obligations which, if included in the definition of "Secured Obligations", would not constitute a violation of the Prohibition.

1.4	Parallel Debt

(a)          Notwithstanding any other provision of this Agreement, each Pledgor hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent, as creditor in its own right and not as representative of the other Finance Parties, sums equal to and in the currency of each amount payable by such Pledgor to each of the Finance Parties under or in connection with each of the Finance Documents equal to the Principal Obligations as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Finance Party to take appropriate steps, in insolvency proceedings affecting that Pledgor, to preserve its entitlement to be paid that amount.

(b)          The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each Pledgor under this Clause 1.4 of the Principal Obligations, irrespective of any discharge of such Pledgor's obligation to pay those amounts to the other Finance Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Pledgor, to preserve their entitlement to be paid those amounts.

(c)          Any amount due and payable by the Pledgors to the Collateral Agent under this Clause 1.4 shall be decreased to the extent that the other Finance Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by the Pledgor to the other Finance Parties under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 1.4.

(d)          The rights of the Finance Parties (other than the Collateral Agent) to receive payment of amounts payable by an Pledgor under the Finance Documents are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Clause 1.4.

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(e)          Notwithstanding the foregoing, any payment under the Finance Documents shall be made to the relevant Finance Party as set out in the respective Finance Document, unless expressly stated otherwise in that Finance Document (save for this Clause 1.4) or unless the relevant Finance Party directs such payment to be made to the Collateral Agent.

1.5	Separate Agreements; Counterparts

1.5.1       This Deed is entered into between the Pledgee on the one hand and each of the Pledgors on the other hand for efficiency purposes.

1.5.2       This Deed shall be construed so as to constitute a separate pledge agreement between each Pledgor on the one hand and the Pledgee on the other hand and if any such separate agreement between one of the Pledgors and the Pledgee becomes invalid or unenforceable, is terminated, rescinded, released, void, voidable, amended, restated, renewed, novated, supplemented or otherwise affected, the Secured Obligations of any Pledgor are satisfied or any of the rights of pledge created thereby is ineffective, the foregoing shall to the fullest extent permitted by law not affect the validity or enforceability of any of the other agreements between the Pledgee on the one hand and each other separate Pledgor on the other hand.

1.5.3       This Deed may be executed in any number of counterparts and by way of facsimile exchange of executed signature pages, all of which taken together shall constitute one and the same deed.

1.5.4       Once this Deed has been executed by the Pledgee, the same will become effective between the Pledgee on the one hand and each Pledgor who executes this Deed on the other hand (and among such Pledgors which have at such time executed this Deed), irrespective whether all Pledgors have at such time executed this Deed.

2.	UNDERTAKING TO PLEDGE AND PARALLEL DEBT
2.1	Undertaking to Pledge

Each Pledgor hereby agrees with the Pledgee that it shall grant to the Pledgee a right of pledge over its Security Assets, as security for the payment of the Secured Obligations.

2.2	Parallel Debt

Pursuant to the Parallel Debt the Pledgee has its own claim in respect of the payment obligations of the Pledgors to the Finance Parties. In connection with the creation of the rights of pledge pursuant hereto, the Pledgors and the Pledgee acknowledge that the Pledgee acts in its own name and not as representative (vertegenwoordiger) of the Finance Parties or any of them and consequently the Pledgee is the sole pledgee under this Deed.

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3.	PLEDGE AND VOTING RIGHTS
3.1	Pledge of Security Assets

3.1.1       To secure the payment of the Secured Obligations each Pledgor hereby grants to the Pledgee a disclosed right of pledge (“openbaar pandrecht”) over its Security Assets, which rights of pledge are hereby accepted by the Pledgee.

3.1.2       If and to the extent that at the time of the creation of this right of pledge, or at any time hereafter, a Principal Obligation owed to the Pledgee is not validly secured through the Parallel Debt, such Principal Obligation itself shall be a Secured Obligation.

3.1.3       In order to perfect the right of pledge created pursuant to Clause 3.1.1, each Pledgor hereby, to the extent required, notifies the Cooperative of the right of pledge created hereby.

3.1.4       The Pledgee is entitled to present this Deed and any other document pursuant hereto for registration to any office, registrar or governmental body in any jurisdiction the Pledgee deems necessary or useful to protect its interests.

3.2	Voting Rights

3.2.1       Each Pledgor hereby transfers the Voting Rights to the Pledgee under the condition precedent (“opschortende voorwaarde”) that an Enforcement Event occurs and notice thereof is given by the Pledgee to the Cooperative and the Pledgors.

3.2.2       Upon the occurrence of an Enforcement Event and a notice thereof by the Pledgee to the Cooperative and the Pledgor any and all rights of the Pledgor to exercise the Voting Rights shall cease automatically (without prejudice to Clause 3.2.1).

3.3	Collection

The Pledgee hereby authorises each Pledgor to collect and receive payment of its Claims (as envisaged by Article 3:246-4 Dutch Civil Code). The Pledgee may revoke this authorisation upon the occurrence of an Event of Default and the authorisation shall automatically cease to exist upon the occurrence of an Enforcement Event and notification thereof to the Pledgor and the Cooperative.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS
4.1	Representations and Warranties

Each Pledgor hereby represents and warrants to the Pledgee that the following is true and correct on the date hereof and will be true and correct on each date and each time a Claim arises:

(a)          it is entitled to pledge the Security Assets as envisaged hereby;

(b)          it is not aware of any adverse claims against the Memberships or the Claims;

(c)          the right of pledge created hereby over its Security Assets is a first ranking right of pledge (“pandrecht eerste in rang”), its Security Assets have not been encumbered with limited rights (“beperkte rechten”) or otherwise and no attachment (“beslag”) on its Security Assets has been made;

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(d)          this Deed constitutes a valid and binding agreement enforceable against the Pledgor in accordance with its terms;

(e)          its Security Assets have not been transferred, encumbered or attached in advance, nor has it agreed to a transfer or encumbrance in advance; and

(f)           the Cooperative has no other Members than the Pledgors.

4.2	Covenants

Each Pledgor hereby covenants that it will:

(a)          other than as explicitly permitted under the terms of the other Finance Documents, not release, settle or subordinate any Claims without the Pledgee’s prior written consent;

(b)          at the Pledgee’s first request, promptly submit an up-to-date overview listing the Claims in the form designated by the Pledgee, which may include a print-out and/or an electronic data carrier containing the relevant data;

(c)          at its own expense execute all documents, exercise any right, power or discretion exercisable and do all such acts as the Pledgee may request for creating, perfecting, protecting or enforcing the rights of pledge envisaged hereby;

(d)          not pledge, otherwise encumber or transfer any of its Security Assets, whether or not in advance, other than as envisaged hereby, or as explicitly permitted under the terms of the other Finance Documents, or perform any act that may harm the rights of the Pledgee, or permit to subsist any kind of encumbrance or attachment over any of its Security Assets;

(e)          immediately inform the Pledgee of any event or circumstance which may be of importance to the Pledgee for the preservation or exercise of the Pledgee’s rights pursuant hereto and provide the Pledgee, upon its written request, with any other information in relation to the (pledge of its) Security Assets as the Pledgee may from time to time request;

(f)           immediately inform in writing persons such as a liquidator in bankruptcy (“curator”), an administrator (“bewindvoerder”) in a (preliminary) suspension of payment or persons making an attachment, of the existence of the rights of pledge created pursuant hereto;

(g)          not resign as a Member or accept a resignation of its Membership without (i) prior consultation and (ii) the prior written consent of the Pledgee;

(h)          immediately inform the Pledgee if new Members are admitted as a Member and procure that these members will pledge their Membership and Claims to the Pledgee in a deed in form and substance the same as this Deed; and

(i)           to the extent that under foreign rules of private international law, the creation of a security interest over the Security Assets is governed by any law other than Dutch law, perform all such acts as may be required to create, perfect, protect or enforce such security interest, to the extent requested to do so by the Pledgee.

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5.	ENFORCEMENT

5.1          Any failure by a Pledgor to satisfy the Secured Obligations when due shall count as a default (“verzuim”) in the performance of the Secured Obligations, without any reminder letter (“sommatie”) or notice of default (“ingebrekestelling”) being required.

5.2          Upon the occurrence of an Enforcement Event, the Pledgee may enforce its right of pledge and take recourse against the proceeds thereof.

5.3          The Pledgors shall not be entitled to request the court to determine that their Security Assets pledged pursuant hereto shall be sold in a manner deviating from the provisions of Article 3:250 Dutch Civil Code.

5.4          The Pledgee shall not be obliged to give notice to any Pledgor of any intention to sell the pledged Security Assets (as provided in Article 3:249 Dutch Civil Code) or, if applicable, of the fact that it has sold the same Security Assets (as provided in Article 3:252 Dutch Civil Code).

5.5          All monies received or realised by the Pledgee in connection with the Security Assets shall be applied by the Pledgee in accordance with the relevant provisions of the Finance Documents, subject to the applicable mandatory provisions of Dutch law.

5.6          Without prejudice to Clause 5.7 and 5.8 below, each of the Pledgors gives its unconditional and irrevocable consent to a possible transfer of any Membership (as defined in Article 4 of the articles of association of the Cooperative), including but not limited to Member Account and Member Reserve Account and voting rights, all of the foregoing pursuant to and in accordance with this Deed. For the avoidance of doubt, no consent as set out in article 20 of the Articles of Association will be required.

5.7          Upon the occurrence of an Enforcement Event, the Pledgee shall be entitled to the fullest extent permitted by applicable law, without further notice (including any notice referred to in Sections 3:249 or 3:252 of the Netherlands Civil Code), advertisement, hearing or process of law of any kind, to sell and transfer all or part of the Security Assets in accordance with Netherlands law, and, where applicable, the Articles of Association including:

5.7.1       a sale of the Security Assets at a public auction in accordance with local custom and conditions in accordance with Section 3:250 of the Netherlands Civil Code; or

5.7.2       an application for a court order authorising the sale of the Security Assets in the manner determined by the court, or authorising that the Security Assets remain with the Pledgee in payment of such amount as will be determined by the court in accordance with Section 3:251 of the Netherlands Civil Code (the corresponding right to apply of the Pledgors is hereby excluded, and each Pledgor hereby waives and agrees not to exercise its right to apply for such a court order, which waiver is hereby accepted by the Pledgee).

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5.8          The Pledgee shall also be irrevocably authorised, by each Pledgor, but shall not be obliged, to do the following in the event of such a sale:

5.8.1       to seek the approval of the corporate body designated under the Articles of Association as empowered to approve all proposed transfers of the Memberships;

5.8.2       to cause notice of such sale of the Security Assets to be served, also on behalf each Pledgor, upon the Cooperative in accordance with Netherlands law and the Articles of Association; and

5.8.3       to cause any of the Security Assets to be registered in the name of the new owner(s) following the sale, to the extent required on behalf of each Pledgor, and to perform all such acts and to sign all such documents as are necessary for that purpose pursuant to Netherlands law or the provisions of the Articles of Association.

6.	MISCELLANEOUS PROVISIONS
6.1	Waivers

6.1.1       To the fullest extent allowed by applicable law, each Pledgor waives (“doet afstand van”) any right it may have of first requiring the Pledgee to proceed against or claim payment from any other person or enforce any guarantee or security granted by any other person before exercising its rights pursuant hereto.

6.1.2       Each Pledgor hereby irrevocably and unconditionally waives (“doet afstand van”) any rights granted to the Pledgors under or pursuant to Dutch law from time to time which aim at protecting grantors of security for the debts of third parties, including any right it may have pursuant to Articles 3:233 and 6:139 Dutch Civil Code, to the extent relevant.

6.2          Evidence of Indebtedness

An excerpt from the Pledgee's records shall serve as conclusive evidence (“dwingend bewijs”) of the existence and the amounts of the Secured Obligations, subject to proof to the contrary.

6.3	Unenforceability

Each Pledgor and the Pledgee hereby agree that they will negotiate in good faith to replace any provision hereof which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

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6.4	Power of Attorney

Each Pledgor hereby grants an irrevocable power of attorney to the Pledgee authorising the Pledgee to execute on its behalf all documents, to exercise any rights and to perform all such acts and obligations on behalf of such Pledgor as the Pledgee may deem necessary or useful in order to have the full benefit of the rights (to be) granted to the Pledgee pursuant hereto, including (i) the exercise of any ancillary rights (“nevenrechten”) as well as any other rights it has in relation to the Security Assets and (ii) the performance of obligations of such Pledgor hereunder, which authorisations permits the Pledgee to (also) act as such Pledgor’s counterparty within the meaning of Article 3:68 Dutch Civil Code.

6.5	Nature

To the extent the pledge qualifies as security for the Secured Obligations of a third party, the Pledgee shall not be required to include pledged or mortgaged property of such third party in the enforcement sale or to sell such property first. In such case Pledgor II is not entitled to claim back from the Pledgee any costs incurred by it for the benefit of the Secured Obligations and shall not be liable for any decrease in value of the pledged collateral. To the extent applicable, the Pledgor II waives its rights under Section 3:234 Dutch Civil Code, which waiver is hereby accepted by the Pledgee. The right of pledge is a separate right of pledge on each Security Asset. The right of pledge shall be first ranking and without prejudice to all other rights and remedies which the Pledgee may have, the right of pledge, shall, where it cannot rank first, have the highest possible ranking.

The pledge is not of such personal nature and is not exclusively being attached to the Pledgee. An assignment or transfer by the Pledgee of the Secured Obligations in accordance with the Finance Documents would result in those rights and the rights of pledge passing to that third party and not being exclusively attached to the assignor or transferor.

7.	POWER TO TRANSFER

7.1          The Pledgee is entitled to transfer all or part of its rights and/or obligations pursuant hereto to any transferee which is a permitted successor Collateral Agent in accordance with the terms of the Finance Documents and each Pledgor hereby in advance gives its irrevocable consent to and hereby in advance irrevocably co-operates with any such transfer (within the meaning of Articles 6:156 and 6:159 Dutch Civil Code).

7.2          The Pledgee is entitled to impart any information concerning the Pledgors or the Security Assets to any (proposed) transferee.

8.	TERMINATION

8.1          Unless terminated by operation of law, the Pledgee’s right of pledge created pursuant hereto shall be in full force and effect vis-à-vis each Pledgor until it shall have terminated, in part or in whole, as described in Clause 8.2 below.

8.2         The Pledgee will be entitled to terminate (“opzeggen”) by notice the right of pledge created pursuant hereto, in part or in whole, in respect of all or part of the Security Assets and/or all or part of the Secured Obligations. If and insofar as the purported effect of any such termination would require a waiver (“afstand van recht”) by the Pledgee, such termination shall be construed accordingly and each Pledgor hereby in advance agrees to such waiver.

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8.3          If the Pledgee has determined that the Secured Obligations have been irrevocably paid in full and that no new Secured Obligations can become outstanding, it shall, upon the Pledgor's request, confirm that the Pledge has terminated.

9.	THE COOPERATIVE

9.1          By signing this Deed the Cooperative:

9.1.1	acknowledges the right of pledge created over the Security Assets and that these are capable of being pledged;

9.1.2       confirms that it has been notified of the right of pledge created over the Claims;

9.1.3       represents and warrants that to the best of its knowledge and belief the representations and warranties of the Pledgor made pursuant to Clauses 4.1 (b) and 4.1 (f) of this Deed are true and correct;

9.1.4       represents and warrants that this Deed constitutes a valid and binding agreement enforceable against the Cooperative in accordance with its terms;

9.1.5       shall not terminate or cooperate with any termination of any Membership of any of the Pledgors without (i) prior consultation and (ii) the prior written consent of the Pledgee;

9.1.6       shall at its own expense execute all documents, exercise any right, power or discretion exercisable and do all such acts as the Pledgee may request for creating, perfecting, protecting or enforcing the rights of pledge envisaged hereby;

9.1.7       shall immediately inform the Pledgee of any event or circumstance which may be of importance to the Pledgee for the preservation or exercise of the Pledgee’s rights pursuant hereto and provide the Pledgee, upon its written request, with any other information in relation to the (pledge of its) Security Assets as the Pledgee may from time to time request;

9.1.8       immediately inform the Pledgee if new Members are admitted as a Member and procure that these members will pledge their Membership and Claims to the Pledgee in a deed in form and substance the same as this Deed;

9.1.9       shall immediately inform in writing persons such as a liquidator in bankruptcy (curator), an administrator (bewindvoerder) in a (preliminary) suspension of payment or persons making an attachment, of the existence of the rights of pledge created pursuant hereto; and

9.1.10     shall to the extent that under foreign rules of private international law, the creation of a security interest over the Security Assets is governed by any law other than Dutch law, perform all such acts as may be required to create, perfect, protect or enforce such security interest, to the extent requested to do so by the Pledgee.

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10.	GOVERNING LAW AND JURISDICTION

10.1        This Deed is governed by and shall be interpreted in accordance with Dutch law. All disputes arising from or in connection with this Deed shall be submitted to the competent court in Amsterdam, without prejudice to the Pledgee’s right to submit any disputes to any other competent court in The Netherlands or in any other jurisdiction.

10.2        If a party to this Deed is represented by (an) attorney(s) in connection with the execution of this Deed or any agreement or document pursuant hereto, and the relevant power of attorney is expressed to be governed by Dutch law, such choice of law is hereby accepted by the other party, in accordance with Article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.

The appearing person is known to me, civil law notary.

WITNESSED THIS DEED, the original of which was drawn up and executed in Amsterdam on the date first written above.

Prior to the execution of this deed, I, civil law notary, informed the appearing person of the substance of the deed and gave him an explanation thereon, and furthermore pointed out the consequences which will result for the party from the contents of this deed.

Subsequently, the appearing person declared to have taken note of the contents of this deed after timely being given the opportunity thereto and waived a full reading of this deed.

Immediately after a limited reading, this deed was signed by the appearing person and me, civil law notary.

/s/
___________________, Esq.

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